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                                                                   EXHIBIT 10.21

                         MANAGEMENT SERVICES AGREEMENT

This Management Services Agreement (this "Agreement") is made and entered into as of this 1st day of April, 1996, by and between QUALITYCARE NETWORK OF TEXAS, LTD., a Texas limited partnership ("QCN, Ltd."), and IPA MANAGEMENT ASSOCIATES, INC., D/B/A NORTH AMERICAN MEDICAL MANAGEMENT - TEXAS, a Texas corporation ("Manager").

                              W I T N E S S E T H:

WHEREAS, QCN, Ltd. is a management service organization which intends to act as an agent on behalf of those physicians, independent practice associations, physician practice groups, hospitals and outpatient clinics (collectively the "QCN Network"), which retain and appoint QCN, Ltd. to act on their behalf to negotiate, arrange, execute and administer managed care contracts with third party payors, including, but not limited to, insurance companies, health maintenance organizations, employer self-funded plans, health plans, and other managed care organizations; and

WHEREAS, QCN, Ltd. desires to retain the services of Manager, and Manager desires to provide to QCN, Ltd., the managerial services necessary for the negotiation, arrangement and administration of certain risk managed care contracts entered into by QCN, Ltd. on behalf of the participating physicians and providers of the QCN Network;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby forever acknowledged and confessed, QCN, Ltd. agrees to retain Manager to provide to QCN, Ltd. such managerial services as described herein, and Manager agrees to provide such services on the terms and conditions provided in this Agreement.

                                   ARTICLE I
                                  DEFINITIONS

As used in this Agreement, each of the following terms shall have the meaning set forth below:

         1.1 "BENEFIT AGREEMENT" shall mean the contract which establishes a Payor's obligation to the Enrollee for the payment of medical, hospital or other health care benefits.

         1.2 "COVERED SERVICES" shall mean those medical services enumerated in Payor Contracts which Participating Providers are obligated to provide to Enrollees.

         1.3 "ENROLLEE" shall mean any eligible individual who is covered under a Benefit Agreement offered by a Payor and entitled to receive the Covered Services pursuant to such Benefit Agreement.

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     1.4      "EXCLUSIVE AREA" shall mean the counties listed on EXHIBIT "A"
attached hereto and incorporated herein by reference for all purposes.

     1.5 "IPA'S" shall mean those independent practice associations which meet the definition of Participating Providers hereunder.

     1.6 "MANAGERIAL SERVICES" shall mean those services to be provided by Manager to QCN, Ltd. pursuant to the terms of this Agreement as described in
Article III hereof.

     1.7 "MHS" shall mean Methodist Healthcare System of San Antonio, Ltd., a Texas limited partnership.

     1.8 "OUTCOMES MEASUREMENT PROGRAM" shall mean either the outcomes measurement program developed, established and administered by QCN, Ltd. or its agents for outcomes measurement activities, or a similar program developed, established and administered by a Payor.

     1.9 "PARTICIPATING PROVIDERS" shall mean any independent practice association, or, if the context so indicates, any physician, physician practice group, hospital, outpatient clinic, or other health care provider has entered into a Participation Agreement with QCN, Ltd.

     1.10 "PARTICIPATION AGREEMENTS" shall mean the Contract Services Agreements by and between QCN, Ltd. and the IPAs and those several Physician Service Agreements, Physician Specialists Service Agreements, Ancillary Service Contracts and Hospital Service Agreement between QCN, Ltd. and its Participating Providers pursuant to which the Participating Providers agree to provide Covered Services to Enrollees under Payor Contracts entered into by QCN, Ltd., on behalf of such Participating Provider.

     1.11 "PAYOR" shall mean any entity having a current valid Payor Contract with Participating Providers, executed by QCN, Ltd. as agent for Participating Providers, which pays, indemnifies, or makes payments on behalf of Enrollees for medical and hospital costs. This definition includes, but is not limited to, insurance companies, health maintenance organizations, managed care organizations, preferred provider organizations, Medicare and Medicaid, third party administrators, a partially or fully self-insured employer, a multiple employer trust or an employee welfare benefit plan, and the clients of any of the preceding entities.

     1.12 "PAYOR CONTRACT" shall mean an agreement between any of the Participating Providers and a Payor, executed by QCN, Ltd. as agent for the Participating Providers, pursuant to which some or all of the Participating Providers will render Covered Services to Enrollees for amounts determined and established in such agreement. Payor Contracts as used in this Agreement shall include only Risk Contracts.



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         1.13     "POOLS" shall mean any reserve fund, withhold amount, risk or bonus pools required or permitted under any Payor Contract.

         1.14 "RISK CONTRACTS" shall mean any agreement with any Payor pursuant to which the Participating Providers involved in the Payor Contract share substantial financial risk.

         1.15 "UTILIZATION MANAGEMENT PROGRAM" shall mean (i) the utilization management program developed, established and administered by QCN, Ltd. or its agents for the determination of the medical necessity of medical services provided to Enrollees, (ii) a utilization management program developed by a Payor and administered by QCN, Ltd., or (iii) a utilization management program developed, established and administered by a Payor.

                                   ARTICLE II
                                    GENERAL

         2.1 RETENTION OF MANAGER. QCN, Ltd. hereby retains Manager for the purpose of rendering all Managerial Services as specified in Article III hereof (which shall not include any third party administrative services performed with regard to any contract with a preferred provider organization), and Manager accepts such retention, subject at all times to the provisions of this Agreement.

         2.2 ENGAGEMENT TERMS. QCN, Ltd. retains Manager as its sole and exclusive provider of Managerial Services. Subject to Section 8.2 hereof, Manager agrees that Manager will provide all services described in this Agreement exclusively to QCN, Ltd., and that Manager will not provide such services to any other organizations in the Exclusive Area. Manager shall provide such Managerial Services to QCN, Ltd. as QCN, Ltd. may reasonably request. Manager is expressly authorized to provide such Managerial Services in any reasonable manner Manager deems appropriate to meet the day-to-day requirements of the business needs of QCN, Ltd. and the QCN Network, unless instructed otherwise by QCN, Ltd. Manager shall perform the Managerial Services at locations provided by Manager. Manager shall comply with all applicable federal, state, and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

         2.3 NEW SERVICES. Manager, at its option, shall have the first right to provide additional or new business management and other services necessary to support QCN, Ltd. if QCN, Ltd. deems such additional or new services necessary. Should Manager decline to provide the new or additional services, QCN, Ltd. may perform or purchase such services from others at its own expense. The parties agree that for Payor Contracts which provide for the payment of compensation amounts to Participating Physicians which are determined by fee schedules in the Payor Contracts rather than capitation, NAMM shall be authorized to negotiate for access fees to be paid to QCN, Ltd. (or for marginal markups to the physician fee schedule amounts to be retained by QCN, Ltd.) to compensate QCN, Ltd. for implementing the Payor Contracts and for its activities in processing and repricing physician claims submitted to the Payor.


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         2.4     MEETINGS. QCN, Ltd. shall notify Manager in writing and shall provide Manager or its assignees the opportunity to be present and heard at all meetings of QCN, Ltd.'s governing body (QCN, Inc.), or meetings of QCN, Ltd. with any Participating Providers. QCN, Ltd. and Manager shall notify each other and shall provide each other the opportunity to be present at and participate in all meetings of either QCN, Ltd. or Manager with any Payor or potential or prospective Payor.

        2.5 REVIEW PROCESS. Manager shall, on behalf of QCN, Ltd., notify an IPA of and forward to such IPA any Payor Contract to be entered into by QCN, Ltd. as attorney-in-fact for such IPA at least ten (10) days prior to the date such Payor Contract is presented to the Board of Directors of QualityCare Network, Inc. (the General Partner of QCN, Ltd.) for approval.

                                  ARTICLE III
                              MANAGERIAL SERVICES

         3.1 PERFORMANCE OF MANAGEMENT FUNCTIONS. Manager may provide or arrange for others to provide the Managerial Services called for by this Agreement; provided, however, before any party other than Manager may provide such services, QCN, Ltd. must have approved the provision of such services by such party in writing. Manager shall perform the Managerial Services in accordance with those general standards and instructions of QCN, Ltd. which have been provided to Manager in writing. Manager covenants and agrees that, at all times during the performance of its Managerial Services, it will adhere to the Mission, Vision, Values and Policy on Quality of MHS, a copy of which is attached hereto as EXHIBIT "B" and incorporated herein by reference for all purposes, and further covenants and agrees that it will adhere to the Social Principles of The United Methodist Church in the form attached hereto as EXHIBIT "C" and incorporated herein by reference for all purposes.

         3.2 FINANCIAL PLANNING AND GOALS. Manager shall prepare annual capital and operating budgets reflecting in reasonable detail anticipated revenues and expenses and sources and uses of capital for the provision of Managerial Services, the development of the QCN Network, and the negotiation and administration of Payor Contracts. Said budget shall be presented to the governing board of QCN, Ltd. no later than the commencement of each fiscal year of QCN, Ltd. Manager and QCN, Ltd. agree to make decisions regarding capitation rates, Manager's administrative budget, and other financial terms consistent with prudent business practices and in the best interests of the QCN Network. The parties acknowledge that the budget may need to be amended from time to time to reflect variances reasonably explained by volume fluctuations.

         3.3 FINANCIAL RECORDS. Manager shall maintain accurate records regarding the provision of its Managerial Services and shall prepare and maintain financial books and records reflecting the administration of the Payor Contracts, including any amounts retained in or distributed out of any Pools on an annual basis. Such records shall be kept in accordance with generally accepted accounting principles, consistently applied (or, if applicable, in accordance with tax basis accounting principles consistently applied), and recognized standards of


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professional practice. Manager shall provide the IPAs with an accounting on the periodic basis agreed to by the IPAs and QCN, Ltd. If QCN, Ltd. desires an audit of any of the financial records maintained by Manager pursuant to any of the provisions of this Agreement, it may obtain an audit at reasonable times, upon reasonable notice and at QCN, Ltd.'s cost; provided, however, if such audit reveals that Manager has overstated its reimbursable costs to QCN, Ltd. by five percent (5%) or more, the cost of such audit shall be borne by Manager, and the expense of such audit shall not be reimbursable under Section 6.2 hereof.

         3.4 ACCESS. Upon reasonable notice to Manager, and without interference with the normal conduct of its business, QCN, Ltd.'s officers, members of QCN, Ltd.'s governing body, or agents appointed by either shall have the right to audit, examine, and make copies of books of account maintained by Manager with respect to the provision of Managerial Services.

         3.5      CONTRACT ADMINISTRATION SERVICES.

                  (a) Manager shall act as risk manager for QCN, Ltd., and shall be responsible for performing any and all services necessary for the administration of the Payor Contracts, including, but not limited to, monitoring, managing and maintaining and keeping accurate records with respect to any Pools established by QCN, Ltd. Manager also shall be responsible for monitoring any Pools required under any Payor Contract. Manager shall be responsible for determining those amounts which must be retained in the Pools established by QCN, Ltd. and the distribution of such amounts when required under the policies and procedures of QCN, Ltd.

                  (b) Manager shall develop and maintain such actuarial information with respect to Covered Services provided or requested to be provided by Participating Providers as necessary for Manager to develop for QCN, Ltd. compensation arrangements with Payors which compensation arrangements are mutually beneficial for Participating Providers and QCN, Ltd.

                  (c) Manager shall assist or act on behalf of QCN, Ltd. in negotiating and arranging Payor Contracts and shall assist QCN, Ltd. in establishing appropriate compensation arrangements in accordance with the criteria established from time to time by QCN, Ltd.

                  (d) Manager shall establish and maintain credit and billing and collection policies and procedures and shall bill and collect all fees or amounts due from Payors for Covered Services provided by Participating Providers. QCN, Ltd. hereby grants Manager a special power of attorney and appoints Manager for the term hereof to be its true and lawful attorney-in-fact for the following purposes: (i) to bill, collect and receive any amounts owed by Payors to Participating Providers under Payor Contracts; and (ii) to take possession of and endorse in the name of the appropriate Participating Provider any payment intended as payment under a Payor Contract, including any notes, checks, money orders, insurance payments and other instruments received as payment therefor, for the sole purpose of depositing such payments in the appropriate Accounts (as hereinafter defined).


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                  (e)      Manager shall be responsible for distributing those
amounts due to Participating Providers under the terms of the applicable Participation Agreement for such Participating Provider, in accordance with the policies and procedures of QCN, Ltd. and/or the IPA.

                  (f) Manager shall have access to the checking accounts of the IPAs into which revenues from Payor Contracts are deposited (the "Accounts"). In connection with the administration of funds under this Section
3.5 and throughout the term of this Agreement, QCN, Ltd. hereby grants Manager a special power of attorney and appoints Manager as QCN, Ltd.'s true and lawful agent and attorney-in-fact, and Manager hereby accepts such special power of attorney and appointment, to deposit appropriate funds into such Accounts as designated by either QCN, Ltd. or the appropriate IPA and to make withdrawals from such Accounts solely for (i) the payments to be made to those Participating Providers or other providers who perform health care services or ancillary services as required by applicable Payor Contracts and Participation Agreements, (ii) the establishment or maintenance of any Pools, (iii) the payments to be made to QCN, Ltd. pursuant to the terms of this Agreement, or
(iv) as otherwise requested by QCN, Ltd. Manager shall be obligated to deposit any monies or other assets it receives for any reason on behalf of QCN, Ltd. or any Participating Provider in the Accounts as designated by QCN, Ltd. Notwithstanding the special power of attorney granted to Manager hereunder, QCN, Ltd., as agent for Participating Providers, may continue to draw checks on the Accounts.

                  (g) Manager shall design, supervise and maintain custody of all files and records relating to the administration of the Payor Contracts. Patient medical records shall not be maintained by Manager and shall at all times be and remain the property of the Participating Providers.

                  (h) Manager shall provide to QCN, Ltd. the data necessary for QCN, Ltd. to accurately prepare its annual income tax returns. Manager, however, shall have no responsibility for the preparations, filing, or protesting of QCN, Ltd.'s federal or state income tax returns or the payment of such income taxes.

                  (i) Manager shall be responsible for providing all such services necessary for QCN, Ltd. to fulfill its obligations to any IPA who has entered into a Contract Services Agreement with QCN, Ltd. in substantially the form attached hereto as EXHIBIT "D".

         3.6 QCN NETWORK DEVELOPMENT AND PHYSICIAN RECRUITMENT. Manager shall perform administrative services reasonably necessary and appropriate to develop the QCN Network, such as identifying potential candidates for participation in the QCN Network. However, it will be and remain the responsibility of QCN, Ltd. to select and contract with Participating Providers performing Covered Services, and Manager shall have no authority whatsoever with respect to such activities.

         3.7      CREDENTIALING. Manager shall develop and assist QCN, Ltd. in
(i) implementing the IPA's credentialing process, (ii) administering the credentialing and re-credentialing process


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implemented by QCN, Ltd. under QCN, Ltd.'s or the IPA's own standards or those required by any Payor (including, but not limited to, obtaining information regarding licensure, medical staff participation, insurance coverage and other information relevant to credentialing standards of QCNI, Ltd. or the Payors), and (iii) arranging interviews and reporting the results of the credentialing of each physician to the appropriate committee or to the governing body of QCN, Ltd. or the appropriate IPA; provided, however, that QCN, Ltd. shall make the ultimate decision as to the suitability and compliance with credentialing and re-credentialing standards of any physician to become associated with the QCN Network, and QCN, Ltd. shall be responsible for implementing the appropriate credentialing standards and offering or denying a Participation Agreement to a health care provider.

         3.8 UTILIZATION MANAGEMENT, OUTCOMES MEASUREMENT AND QUALITY IMPROVEMENT. Manager shall assist the Participating Providers in complying with any Utilization Management Program, Outcomes Measurement Program, or quality improvement programs implemented by any Payor or by QCN, Ltd. or by the IPA's. Such outcomes measurement and utilization management function shall be carried out in accordance with the requirements of the applicable Payor Contract and any requirements or standards adopted by QCN, Ltd. or the IPAs. Manager shall assist QCN, Ltd. and the IPA's in establishing any Utilization Management Program, Outcomes Measurement Program or quality improvement program requested by QCN, Ltd. or the IPA's. Manager shall implement and monitor the Utilization Management Program, Outcomes Measurement Program and quality improvement program designed to monitor and evaluate the quality of Covered Services provided by Participating Providers and to review the professional skills of potential participating providers (including, without limitation, determining whether each such provider may provide Covered Services and the scope and conditions of such privileges) prior to permitting such persons to provide Covered Services.

         3.9 PRE-CERTIFICATION, REFERRAL PRE-CERTIFICATION SERVICES. In accordance with the requirements established in the applicable Payor Contract or by QCN, Ltd., Manager shall establish on QCN, Ltd.'s behalf a system for (i) verification of Enrollee eligibility, (ii) processing referral requests from Participating Providers, (iii) reviewing each referral, based upon established medical criteria, to ensure that the referral is appropriate under the applicable requirements regarding medical necessity and utilization and (iv) assuring that referral authorizations are processed, routed to the appropriate specialty care provider, or denied. QCN, Ltd. and Manager agree that the Manager shall be responsible for the implementation and management of the systems described in this Section 3.9 but that the Participating Providers shall be responsible for the day to day management of referrals pursuant to the systems developed by Manager.

         3.10 DELEGATION OF AUTHORITY TO NEGOTIATE. Manager shall be responsible for negotiating on behalf of the Participating Providers any Payor Contracts, including the details of compensation or reimbursement arrangements, in accordance with criteria and rates established from time to time by QCN, Ltd. and/or the Participating Providers. QCN, Ltd. agrees that Manager shall have the opportunity to participate in the negotiations of any Payor Contracts, except any Payor Contract with a preferred provider organization.


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         3.11     INSURANCE. Manager shall be responsible for obtaining and
maintaining all appropriate insurance covering QCN, Ltd., and QCN, Ltd. shall reimburse Manager for its costs of such insurance in accordance with Section 6.2.

                                   ARTICLE IV
                  AGREEMENTS AND RESPONSIBILITIES OF QCN, LTD.

         4.1 LICENSES. QCN, Ltd. shall comply with all applicable federal, state and local laws, regulations and restrictions in the conduct of its obligations under this Agreement.

         4.2 ACCESS. At all times during the term of this Agreement, QCN, Ltd, shall permit Manager to have access to all of QCN, Ltd's books, records and reports, contracts, agreements, licenses, surveys, accreditations and any and all other information reasonably necessary for or requested by Manager to perform its duties under this Agreement.

         4.3 ADVANCES. QCN, Ltd. agrees to advance Manager an amount equal to Manager's anticipated expenses for providing Managerial Services for a month. Manager shall accurately record such advances in the books and records maintained by Manager pursuant to this Agreement. Manager and QCN, Ltd. shall reconcile Manager's actual monthly expenses and anticipated expenses advanced at the end of each month. To the extent there is a discrepancy between the actual and the anticipated expenses for any month the Manager shall reflect such discrepancy in its books and records, and any resulting credit or debit balance shall be carried over to the next month.

                                   ARTICLE V
                         INSURANCE AND INDEMNIFICATION

         Manager shall purchase and maintain the types and levels of insurance set forth on EXHIBIT "E" attached hereto and incorporated herein by reference for all purposes. Manager shall provide QCN, Ltd. with appropriate certificates or other evidence of such insurance as requested by QCN, Ltd.

                                   ARTICLE VI
                            COMPENSATION TO MANAGER

         6.1 COMPENSATION FOR MANAGERIAL SERVICES. In consideration for the Managerial Services provides by Manager to QCN, Ltd. under the terms of this Agreement, Manager shall be paid compensation which shall be calculated and paid as set forth on EXHIBIT "F" attached hereto and incorporated herein by reference for all purposes.

         6.2 REIMBURSEMENT OF MANAGER EXPENSES. Manager shall be reimbursed for all expenses incurred by Manager for Managerial Services provided with respect to activities of QCN, Ltd. in the Exclusive Area; provided, however, to the extent Manager provides any management or other services to any party under any "Grandfathered Contract" or pursuant to


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any "Additional Business" as defined in Section 8.2 hereof, then Manager shall be responsible for accurately accounting for the costs of such services, and all costs incurred by Manager pursuant to the Grandfathered Contract or Additional Business shall be allocated to such Grandfathered Contract or Additional Business by Manager and shall reduce the costs otherwise reimbursable to Manager by QCN, Ltd., on a dollar-for-dollar basis. Profits or losses (as opposed to costs) of Manager will not be credited or charged to QCN, Ltd. Manager shall allow QCN, Ltd. to audit its financial books and records relating to QCN, Ltd., the Grandfathered Contract or the Additional Business.

                                  ARTICLE VII
                              TERM AND TERMINATION

         7.1 TERM AND RENEWAL OPTIONS. The initial term of this Agreement shall commence on the date first set forth above and shall expire on the seventh
(7th) anniversary of that date, unless extended or earlier terminated pursuant to the terms hereof. This Agreement shall automatically renew for two (2) additional seven (7) year terms, unless either party (the "Non-Renewing Party") provides written notice to the other at least one hundred eighty (180) days prior to the expiration of the then current term that such other party is currently failing to meet a Material Condition to Renewal (as hereinafter defined), and that the Non-Renewing Party does not, as a consequence, elect to renew the Agreement when the current term ends.

                  (a) Material Conditions for Renewal - QCN, Ltd. Option. Upon the occurrence of one or more of the following failures to meet expected conditions, QCN, Ltd. may elect not to renew this Agreement for an additional term:

                           (1)      The QCN Network has failed to generate a
surplus for two of the last three fiscal years prior to the end of the term. The determination of whether the QCN Network will generate a surplus in the final fiscal year of the term will be based upon projections for the QCN Network for that year that incorporate reasonable estimates and assumptions.

                           (2)      The QCN Network enrollment during the prior
fiscal year has averaged less than 40,000 commercial equivalent lives (one Medicare life is equal to three commercial equivalent lives and one commercial life is equal to one commercial equivalent life).

                  (b) Material Conditions for Renewal - Manager Option. Upon the occurrence of one or more of the following failures to meet expected conditions, Manager may elect not to renew this Agreement for an additional term:

                           (1)      The QCN Network has failed to generate a
surplus for two of the last three fiscal years prior to the end of the term. The determination of whether the QCN Network will generate a surplus in the final fiscal year of the term will be, based upon


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projections for the QCN Network for that year that incorporate reasonable estimates and assumptions.

                           (2)      The QCN Network enrollment during the prior
fiscal year has averaged less than 40,000 commercial equivalent lives.

         7.2 Termination. This Agreement may be terminated, other provisions notwithstanding, under any of the following circumstances:

                  (a) Termination by Agreement. In the event QCN, Ltd. and Manager shall mutually agree to terminate in writing.

                  (b) Termination on Notice for Default. This Agreement may be terminated by either party in the event that the other party shall be in default in the performance of any material covenant, duty or obligation under this Agreement, and such default shall not have been cured within sixty (60) days following written notice to the other party. The non-defaulting party shall have the right to terminate this Agreement; provided, however, if during the sixty (60) day cure period the defaulting party has made and is continuing to make a good faith effort to cure such default, but the process of cure requires additional time, and the granting of such additional time does not materially damage or materially prejudice any rights of QCN, Ltd. or Manager, this Agreement shall not terminate so long as the defaulting party is making a good faith effort to cure such default, and so long as such continuing default does not materially damage or materially prejudice any rights of QCN, Ltd. or Manager.

                  (c) Termination for Specific Events. This Agreement may be terminated by either party in the event of the dissolution of the other party or upon the other party's failure to remain viable as a legal entity.

                  (d) Bankruptcy or Insolvency. By either party in the event the other party shall apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, file a voluntary petition in bankruptcy, admit in writing its inability to pay its debts regularly as they become due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or in the event an order, judgment or decree shall be entered by a court of competent jurisdiction adjudicating such party a bankrupt or insolvent, or approving a petition seeking reorganization of a party, or appointment of a receiver, trustee or liquidator of all or a substantial part of its assets.

                  (e) Material Corporate Malfeasance. By either party in the event the other party is convicted of a felony as an entity or commits an act of corporate malfeasance which, in the reasonable opinion of the other party, would have a high likelihood of injuring the reputation of the other party or its members or affiliates.


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                  (f)      Termination Due to Legislative or Administrative
Changes. As set forth below, in the event that there shall be a change in Medicare or Medicaid statutes, regulations, or instruction (or in the application thereof), the adoption of new legislation, judicial interpretations, or a change in any other third party payor reimbursement system, or any similar matter which materially and adversely affects either party's rights or obligations, then the parties shall cooperate to take such actions as may be necessary to either reform the transaction such that the parties feel comfortable with it or to the extent necessary to assure the closest possible compliance with statutory, regulatory and common law demands. Nothing in this Agreement shall be interpreted to require either party at any time to do anything that is illegal or contrary to statute.

         7.3 EFFECT OF TERMINATION. Upon termination of this Agreement, neither party shall have any further obligations hereunder, except for (i) obligations accruing prior to the effective date of termination, and (ii) obligations, promises or covenants set forth herein that are expressly made to survive termination of this Agreement.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

         8.1      SYSTEMS AND INFORMATION.

                  (a) System Interface. Manager acknowledges and agrees that, in order to provide the Managerial Services to QCN, Ltd. contemplated hereby, and in order to participate in expansion opportunities in Texas with QCN, Ltd., Manager will use its best efforts to provide whatever conversion system or other software is necessary to cause its computer system to interface effectively with that of MHS and QCN, Ltd. The costs associated therewith will be reflected in the budget. The parties acknowledge that the Participating Providers may desire to interface with Manager's computer system or access data via modem, and Manager agrees to accommodate the Participating Providers to the extent it does not impose an undue financial or operational burden on Manager.

                  (b) Ownership of Systems. The parties acknowledge that MHS is the owner of a license (the "License") to use the EZ Cap software program (the "Software"). The parties agree to use their best efforts to cause the licensor of the Software to consent to the transfer of the License from MHS to QCN, Ltd. If the License to use the Software is transferred to QCN, Ltd., such License shall remain the exclusive property of QCN, Ltd. or its assigns; provided, however, that Manager shall have access to data files created by and stored within the Software for the purposes of performing the Managerial Services. If it becomes necessary to expand the scope of the License as a result of an increase in the number of Participating Providers in the QCN Network, QCN, Ltd. shall be responsible for taking all actions necessary or required to expand the scope of the License at its own expense. The parties further acknowledge that Manager has developed certain ancillary software programs (the "Ancillary Software") to customize the functions of the Software to meet the Manager's specifications. QCN, Ltd. hereby acknowledges that the Ancillary Software and all management information


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                         TO QCN, LTD.:     QUALITYCARE NETWORK OF TEXAS,
                                           LTD.
                                           7550 111 10 West
                                           Suite 1000
                                           San Antonio, Texas 78229
                                           Attn:
                                                --------------------------------

                         TO MANAGER:       EPA MANAGEMENT ASSOCIATES,
                                           INC. D/B/A
                                           NORTH AMERICAN MEDICAL
                                           MANAGEMENT - TEXAS
                                           30 Burton Hills Boulevard, Suite 400
                                           Nashville, TN 37215
                                           Attn: General Counsel

or to such other address of which either party shall notify the other in writing.

         8.6 BINDING ON SUCCESSORS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, if any. It is not the intention of QCN, Ltd. or Manager that Payors or Enrollees shall be third party beneficiaries of the obligations of either party to this Agreement, and no such Payors and Enrollees shall have the right to enforce any such obligations.

         8.7 WAIVER OF PROVISIONS. Any waiver of any terms and conditions hereof must be in writing and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other terms and conditions hereof.

         8.8 GOVERNING LAW. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas. The parties acknowledge that neither Manager nor QCN, Ltd. is authorized or qualified to engage in any activity which may be construed or deemed to constitute the practice of medicine or be in the business of insurance. To the extent any act or service required of Manager in this Agreement, or any obligation of QCN, Ltd., should be construed or deemed, by any governmental authority, agency or court to constitute the practice of medicine or be in the business of insurance, the performance of said act or service by Manager or QCN, Ltd., as applicable, shall be deemed waived and forever unenforceable.

         8.9 SEVERABILITY. The provisions of this Agreement shall be deemed severable, and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties provided that the substance of the economic relationship created by this Agreement remains materially unchanged.


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

         8.17 EVENTS EXCUSING PERFORMANCE. Manager and QCN, Ltd. shall not be liable to the other party for failure to perform any of the services required herein in the event of strikes, lock-outs, calamities, acts of God, or other events over which the respective party has no control for so long as such events continue and for a reasonable period of time thereafter.

         8.18 DISPUTE RESOLUTION. Should a dispute arise out of this contact, the parties to the dispute shall first attempt to resolve it through direct discussions in the spirit of mutual cooperation. If the parties' attempts to resolve their disagreements through negotiation fail, the dispute shall be mediated by a mutually acceptable third party to be chosen by the disputing parties within thirty (30) days after written notice by one of them demanding mediation. The disputing parties shall share the costs of the mediation equally. By mutual agreement the parties may postpone mediation until each has completed some specified but limited discovery about the dispute. By mutual agreement the parties may use a nonbinding form of dispute resolution other than mediation. Any nonbinding dispute resolution process conducted under the term of this section shall be confidential as required by the Tex. Civ. Prac. and Rem. Code Sec. 154.053 and 154.073. In the event that a negotiated or mediated resolution is not obtained within the time periods provided by this section, the parties may pursue any available legal or equitable remedy.

         IN WITNESS WHEREOF, this Agreement is entered into and executed as of the date first written above.

                   OCN, LTD.:

                   QUALITYCARE NETWORK OF TEXAS, LTD.

                   By: QualityCare Network, Inc.,
                       its General Partner



                   By: /s/
                      ----------------------------------------------------------
                                                         its
                      ----------------------------------,     ------------------

                   MANAGER

                   EPA MANAGEMENT ASSOCIATES, INC.
                   D/B/A NORTH AMERICAN MEDICAL
                   MANAGEMENT - TEXAS



                   By: /s/
                      ----------------------------------------------------------
                                               its Regional Director
                      -----------------------,


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